Exhibit 99.1

Crown Crafts Announces Financial Results for First Quarter Fiscal 2026

Gonzales, Louisiana – August 13, 2025, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the first quarter fiscal year 2026, which ended June 29, 2025.

First Quarter Summary

●	Net sales of $15.5 million compared to $16.2 million in the prior-year quarter

●	Gross profit of 22.7 percent compared to 24.5 percent in the first quarter of fiscal 2025

●	Net loss of ($1.10 million), or ($0.10) per share, compared to net loss of ($0.3 million), or ($0.03 per share), in the prior-year quarter

●	Q1 results reflect the impact of increased tariffs

●	Declared quarterly dividend of $0.08 per share of Series A common stock

Olivia Elliott, President and Chief Executive Officer, stated, “Our first quarter results reflect the themes we outlined in our financial results for fiscal year 2025. While the Baby Boom acquisition added $2.1 million in net sales during the first quarter, the persistent impact of tariffs and uncertainty over their permanent levels affected both consumers and suppliers. Despite these uncertainties, we managed just a modest decline in sales and gross profit. As we have noted, we will continue to navigate the tariff environment and search for ways to mitigate their impact, while focusing on increasing sales and market share.”

First Quarter Fiscal 2026 Results

Net sales decreased to $15.5 million for the three months ended June 29, 2025 compared with $16.2 million for the three months ended June 30, 2024, a decrease of $734,000, or 4.5%. Sales of bedding and diaper bags increased by $540,000 while sales of bibs, toys and disposable products decreased by $1.3 million. The Baby Boom acquisition added $2.1 million in net sales during the three months ended June 29, 2025; however, sales across all categories were negatively affected by inventory shortages resulting from the Company’s strategy to minimize the impact of the extremely high tariffs in effect during the first half of the quarter.

Gross profit decreased by $448,000 from the prior year resulting in a decrease from 24.5% of net sales for the three-month period ended June 30, 2024, to 22.7% of net sales for the three-month period ended June 29, 2025. This decrease in gross profit is primarily a result of increased tariff costs associated with products imported from China.

Marketing and administrative expenses increased by $454,000 and increased from 26.3% of net sales for the three-month period ended June 30, 2024, to 30.5% of net sales for the three-month period ended June 29, 2025. The current year includes increased costs associated with the acquisition of Baby Boom as well as increased advertising costs.

Quarterly Cash Dividend

The Company also announced that its Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on October 3, 2025 to stockholders of record at the close of business on September 12, 2025.

Conference Call

The Company will host a teleconference today at 8:00 a.m. CDT to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to join the Crown Crafts call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. CDT on November 13, 2025. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and enter replay access code 7948436.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, Manhattan Toy®, NoJo®, Baby Boom® and Neat Solutions®.), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of newly imposed or threatened U.S. tariffs and any additional retaliatory measures by impacted exporting countries, and the Company’s ability to mitigate the impact of such tariffs; changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

(225) 647-9146

cspencer@crowncrafts.com

Investor Relations:

Three Part Advisors
Steven Hooser, Partner, or John McNamara, Managing Director
(817) 421-1803

jmcnamara@threepa.com

CROWN CRAFTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
SELECTED FINANCIAL DATA

In thousands, except percentages and per share amounts

	Three-Month Periods Ended
	June 29, 2025	June 30, 2024
Net sales	$15,478	$16,212
Gross profit	3,518	3,966
Gross profit percentage	22.7%	24.5%
Marketing and administrative expenses	4,717	4,263
Loss from operations	(1,199)	(297)
Loss before income tax benefit	(1,383)	(386)
Income tax benefit	(279)	(64)
Net loss	(1,104)	(322)
Basic and diluted loss per share	$(0.10)	$(0.03)

Weighted Average Shares Outstanding:
Basic	10,570	10,311
Diluted	10,570	10,311

CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	June 29, 2025	March 30, 2025
Cash and cash equivalents	$227	$521
Accounts receivable, net of allowances	17,204	24,508
Inventories	31,572	27,800
Total current assets	51,242	55,303
Operating lease right of use assets	11,250	12,253
Finite-lived intangible assets - net	6,836	7,050
Total assets	$76,023	$81,154

Current maturities of long-term debt	1,990	1,990
Operating lease liabilities, current	4,089	3,987
Total current liabilities	17,797	15,505
Long-term debt	11,890	16,512
Operating lease liabilities, noncurrent	8,048	9,107

Shareholders’ equity	37,869	39,619
Total liabilities and shareholders’ equity	$76,023	$81,154